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                                CONTRACT SCHEDULE

OWNER:   [John Doe]                   SEX: [M]   AGE AT ISSUE: [50]

JOINT OWNER:   [Jane Doe]             SEX: [F]   AGE AT ISSUE: [50]

ANNUITANT:   [John Doe]               SEX: [M]   AGE AT ISSUE: [50]

CONTRACT NUMBER:   [12345678]                    ISSUE DATE: [February 15, 2001]

PLAN TYPE:   [Qualified or Non-Qualified]        MATURITY DATE: [May 1, 2040]

MAXIMUM TERMINAL ILLNESS RIDER ISSUE AGE:  80

MAXIMUM NURSING HOME OR HOSPITAL CONFINMENT RIDER ISSUE AGE:  80

PRODUCT CLASS: [First MetLife Investors Variable Annuity Class AA, B, or VA]

PURCHASE PAYMENT:               [$100,000.00]


PURCHASE PAYMENTS:

  MINIMUM SUBSEQUENT
  PURCHASE PAYMENT:             $500.00 for both Non-Qualified and Qualified,
                                unless you have elected an automatic sweep program. However, for IRAs, SEPs, SIMPLE IRAs and Roth IRAs, in order to avoid cancellation of the Contract, we will accept a Purchase
                                Payment of at least $50 once in every 24 month period. We will also accept subsequent Purchase
                                Payments as required under applicable law and federal tax law.

  MAXIMUM TOTAL
  PURCHASE PAYMENTS:            $1,000,000, without our prior approval.

MINIMUM ACCOUNT VALUE:          $2,000


BENEFICIARY:                    As designated by you as of the Issue Date unless
                                changed in accordance with the Contract provisions.

PRODUCT CHARGES:
  SEPARATE ACCOUNT:             We assess  certain daily charges equal on an
                                annual basis to the percentages set out below of the average daily net asset value of each Subaccount of the Separate Account:

                                Mortality and Expense Charge:  1.05%

                                Administration Charge:  0.25%

                                [Death Benefit Rider Charge:  0.20%]

ACCOUNT FEE:                    The Account Fee is $30.00 each Contract Year.
                                During the Accumulation  Period, on the Contract
                                Anniversary the full Account Fee is deducted from each applicable Subaccount in the ratio that the Account Value in the Subaccount bears to the total Account Value in the Separate
                                Account. On the Annuity Calculation Date, a pro-rata portion of the Account Fee will be deducted from the Account Value as described above. However, if your Account Value on the last day of the Contract Year or on the Annuity
                                Calculation Date is at least 50,000 then no Account Fee is deducted. If during the Accumulation Period, a total withdrawal is made, the full Account Fee will be deducted at the time of the total withdrawal. During the Annuity
                                Period the Account Fee will be deducted
                                regardless of the size of your Contract and it will be deducted pro-rata from each Annuity
                                Payment.

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[GMAB RIDER SPECIFICATIONS
__________________________

  GMAB RIDER EFFECTIVE DATE:    [February 15, 2005]

        RIDER MATURITY DATE:    [MetLife Defensive Strategy Portfolio: Contract
                                anniversary that is 7 Years from the later of the GMAB Rider Effective Date or the most recent
                                Optional Reset Date
                                MetLife Moderate Strategy Portfolio:
                                Contract anniversary that is 8 Years
                                from the later of the GMAB Rider Effective Date or the most recent Optional Reset Date
                                MetLife Balanced Strategy Portfolio:
                                Contract anniversary that is 9 Years from the later of the GMAB Rider Effective Date or the most recent Optional Reset Date
                                MetLife Growth Strategy Portfolio:
                                Contract anniversary that is 10 Years
                                from the later of the GMAB Rider Effective Date or the most recent Optional Reset Date ]

          ADJUSTMENT FACTOR:    [100%]

    GMAB ELIGIBILITY PERIOD:    [120 days]

         ANNUAL GROWTH RATE:    [MetLife Defensive Strategy Portfolio: 2%
                                MetLife Moderate Strategy Portfolio: 1.5%
                                MetLife Balanced Strategy Portfolio: 1%
                                MetLife Growth Strategy Portfolio: 0%]

          MAXIMUM GUARANTEED
        ACCUMULATION AMOUNT:    [$5,000,000]

              GMAB FEE RATE:    [    %]
                                 ----

           GMAB SUBACCOUNTS:    [MetLife Defensive Strategy Portfolio, MetLife
                                Moderate Strategy Portfolio, MetLife Balanced
                                Strategy Portfolio, MetLife Growth Strategy
                                Portfolio]

   GMAB FIRST OPTIONAL RESET
                       DATE:    [February 15, 2006]

         GMAB OPTIONAL RESET
             WAITING PERIOD:    [One Year]

      MAXIMUM OPTIONAL RESET    [Owner or oldest Joint Owner's (or annuitant if
                        AGE:    owner is a non-natural person) 85th birthday]


      MAXIMUM OPTIONAL RESET
                     CHARGE:    [    %]
                                 ----
           GMAB CANCELLATION    [90-day window after the 5th anniversary of GMAB
              WINDOW PERIOD:    election]]

[GAURANTEED WITHDRAWAL BENEFIT (GWB) SPECIFICATIONS:
____________________________________________________

GWB EFFECTIVE DATE:             [February 15, 2004]

INITIAL BENEFIT BASE:           [$105,000.00]

GWB PURCHASE PAYMENT DATE:      [Date of Rider Termination]

GWB BONUS RATE:                 [5% for Purchase Payments, 0% for Optional
                                Resets]

GWB MAXIMUM BENEFIT BASE:       [$1,000,000.00]

GWB WITHDRAWAL RATE:            [7%]

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GWB AUTOMATIC RESET DATE:       [Not applicable]

MAXIMUM RESET AGE:              [85]

GWB FIRST OPTIONAL RESET        [3rd or subsequent Contract Anniversary, subject
DATE:                           to the Maximum Reset Age]

GWB OPTIONAL RESET WAITING
PERIOD:                         [3 years]

GWB OPTIONAL RESET WINDOW
PERIOD:                         [30-day period ending on the day prior to the
                                 eligible Contract Anniversary]

MAXIMUM OPTIONAL RESET FEE      [0.95%]
RATE:

SUBACCOUNTS NOT AVAILABLE       [Not Applicable]
WITH GWB RIDER

GWB FEE RATE:                   [0.50% when Benefit Base is greater than zero;
                                0.0% when Benefit Base is zero]

GWB CANCELLATION WINDOW         [90 day period following the 5th contract
PERIOD:                         anniversary]]

 [GMIB RIDER SPECIFICATIONS:

  GMIB RIDER EFFECTIVE DATE:    [February 15, 2004]

          GMIB RIDER CHARGE:    0.50%

     GMIB PAYMENT ADJUSTMENT    100%
                     FACTOR:
           GMIB INCOME DATE:    [February 15, 2014]

                  GMIB RIDER    Contract Anniversary on or following the Owner's
                                (or oldest Joint Owner's) 85th birthday
           TERMINATION DATE:
          LAST STEP-UP DATE:    Owner's (or oldest Joint Owner's) 81st birthday

             ANNUAL INCREASE
          ACCUMULATION RATE:    5%

            ANNUITY OPTIONS:    (a) Life Annuity with 10 Years of Annuity
                                    Payments Guaranteed. If you choose to start the Annuity Option after age 79, the year of the Guarantee Period component of the Annuity Option is reduced to: 9 years at age 80; 8 years at age 81; 7 years at age 82; 6 years at age 83; 5 years at ages 84 and 85.

                                (b) Joint and Last Survivor Annuity with 10
                                    Years of Annuity Payments Guaranteed.

           DOLLAR-FOR-DOLLAR
      WITHDRAWAL PERCENTAGE:    5%

BASIS OF GMIB ANNUITY TABLE:    The GMIB Annuity Tables are based on the Annuity
                                2000 Mortality Table with 7-year age setback with interest at 2.5%.]

6028-3 (11/05)-A

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SEPARATE ACCOUNT: [First MetLife Investors Variable Annuity Account One]

ALLOCATION REQUIREMENTS:

1. Currently, you can select from any of the Subaccounts. However, we reserve the right to limit this in the future.

2. Allocations must be in whole numbers. Each allocation must be at least $500. Allocations made pursuant to Pre-scheduled Transfer programs are not subject to this limitation. The current approved Pre-scheduled Transfer programs are Rebalancing program, Asset Allocation program and Dollar Cost Averaging program.

TRANSFER REQUIREMENTS:
NUMBER PERMITTED: The maximum number of transfers per Contract Year shall be 12 (excluding transfers resulting from our Pre-scheduled Transfer programs). We reserve the right to waive from time to time this transfer limitation.

Subject to the Allocation Rules, during the Accumulation Period you may make transfers into the Subaccounts, subject to the maximum number of transfers per Contract Year as stated above.

TRANSFER FEE: In the event that 12 transfers are made in a Contract Year, (excluding those related to our Pre-scheduled Transfer programs) we will deduct a Transfer Fee of $25 for each additional transfer in such Contract Year. The Transfer Fee will be deducted from the Subaccount from which the transfer is made. However, if the entire interest in an account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. We reserve the right to waive from time to time, the Transfer Fee.
MINIMUM AND MAXIMUM AMOUNT TO BE TRANSFERRED: The minimum amount that may be transferred from a Subaccount is $500, or your entire interest in the Subaccount, if less (excluding transfers resulting from our Pre-scheduled Transfer programs.

WITHDRAWALS:
WITHDRAWAL CHARGE: A Withdrawal Charge is assessed against Purchase Payments withdrawn. The Withdrawal Charge is calculated at the time of each withdrawal. Each Purchase Payment is tracked from the date of its receipt. Amounts will be withdrawn from your Contract in the following order:

1. Earnings in the Contract (Earnings are equal to your Account Value less Purchase Payments not withdrawn); and then

2.      The Free Withdrawal Amount described below, if any; then

3. Purchase Payments not previously withdrawn, in the order such Purchase Payments were made: the oldest Purchase Payment first, the next Purchase Payment second, etc. until all Purchase Payments have been withdrawn (First-in-First-out (FIFO) basis).

           Withdrawal Charges are determined in accordance with the following schedule:

WITHDRAWAL CHARGES
           Number of Complete Years
           from Receipt of Purchase Payment           % Charge
                           0                               7
                           1                               6
                           2                               6
                           3                               5
                           4                               4
                           5                               3
                           6                               2
                   7 and thereafter                        0

FREE WITHDRAWAL AMOUNT: Each Contract Year after the first, you can make a withdrawal of a portion of your Account Value free from any Withdrawal Charge. The Free Withdrawal Amount each Contract Year is equal to 10% of total Purchase Payments, less the total Free Withdrawal Amount previously withdrawn in the same Contract Year. This right is non-cumulative.

MINIMUM PARTIAL WITHDRAWAL:  $500, or your entire interest in the Subaccount

MINIMUM WITHDRAWAL VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A PARTIAL
WITHDRAWAL: $2,000

ANNUITY REQUIREMENTS:
1. The Annuity Date must be the first day of a calendar month. Unless otherwise designated by you, the Annuity Date will be no later than the Maturity Date. The Maturity Date is the first day of the calendar month following the Annuitant's 90th birthday or ten (10) years from the Issue Date.

2. For Variable Annuity Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of 3.00%.

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3.      For Fixed Annuity Payments, the Fixed Annuity Tables are based on the
        Annuity 2000 Mortality Table with 7-year setback with interest at 3%.

[INITIAL EDCA PERIOD: 12 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period:  [4.00%]
INITIAL EDCA PERIOD:  6 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period:  [8.00%]
INITIAL EDCA PERIOD:  3 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period:  [9.00%]]

ANNUITY SERVICE OFFICE:
[First MetLife Investors Life Insurance Company
P.O. Box 10366
Des Moines, Iowa 50306-0366
(800) 343-8496]

ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:
[Enhanced Dollar Cost Averaging Rider
Three Month Market Entry Rider
Guaranteed Minimum Income Benefit Rider - Living Benefit
Guaranteed Withdrawal Benefit Rider
Guaranteed Minimum Accumulation Benefit Rider
Death Benefit Rider - (Principal Protection)
Death Benefit Rider - (Annual Step-up)
Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement Rider Waiver of Withdrawal Charge for Terminal Illness Rider
Individual Retirement Annuity Endorsement
Roth Individual Retirement Annuity Endorsement
Tax Sheltered Annuity Endorsement
401 Plan Endorsement
Unisex Annuity Rates Rider]

6028-3 (11/05)-A